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                                                                    EXHIBIT 23.4


        We hereby consent to (i) any references to our firm, or (ii) any references to advice rendered by our firm and contained in that certain Registration Statement on Form S-4 of MAXXAM Group Holdings Inc. dated
December   , 1996, relating to $100,000,000 of Senior Secured Notes due 2003.



December 24, 1996              WHARTON, LEVIN, EHRMANTRAUT, KLEIN & NASH, P.A.

                               /s/ JOHN D. KLEIN